Exhibit 10.46
KEY EMPLOYEE RETENTION AGREEMENT

THIS KEY EMPLOYEE RETENTION AGREEMENT (this “Agreement”) is entered into by and between Kristina A. Cerniglia (“Employee”) and Hillenbrand, Inc. (together with its subsidiaries and affiliates, the “Company”) as of September 17, 2021. The foregoing parties may be referred to herein individually as a “Party” and together as the “Parties.”

RECITALS

The Company has determined that Employee’s leadership and expertise are essential to the Company’s ongoing operations and the Company’s ability to continue to execute its corporate strategy; and

The Company has determined that it is in the best interests of the Company and its shareholders to enter into this Agreement with Employee to demonstrate Employee’s importance to the Company and further incentivize Employee during the periods set forth in this Agreement.

AGREEMENTS

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

1.The Company agrees to provide Employee the following retention payments, subject to the following terms and conditions:
(a) The Company shall provide an initial cash retention bonus in the amount of six hundred fifty thousand dollars ($650,000), less applicable deductions or other setoffs, if Employee remains employed in Good Standing (as defined below) through December 31, 2021 (the “December Retention Bonus”). Notwithstanding the foregoing, the December Retention Bonus shall become fully vested upon the termination of Employee’s employment by the Company without Cause (as defined in that certain Employment Agreement between Employee and the Company dated as of June 18, 2014 (the “Employment Agreement”)) prior to December 31, 2021, provided that Employee remains employed in Good Standing through the date of such termination. In the event of any other termination of employment prior to December 31, 2021, Employee will forfeit the entire December Retention Bonus. The December Retention Bonus will be payable in a lump sum within ten (10) days following the date vesting occurs in accordance with this paragraph. For purposes of this Agreement, “Good Standing” means that Employee remains actively employed and fully engaged in the discharge of Employee’s duties and responsibilities to the best of Employee’s abilities, as reasonably determined by the Company in good faith.
(b) The Company shall provide an additional cash retention bonus in the amount of two hundred fifty thousand dollars ($250,000), less applicable deductions or other setoffs, if Employee remains employed in Good Standing through March 31, 2022 (the “March Retention Bonus”). Notwithstanding the foregoing, the March Retention Bonus shall become fully vested upon the termination of Employee’s employment by the Company without Cause prior to March 31, 2022, provided that Employee remains employed in Good Standing through the date of such termination. In the event of any other termination of employment prior to March 31, 2022, Employee will forfeit the entire March Retention Bonus. The March Retention Bonus will be payable in a lump sum within ten (10) days following the date that vesting occurs in accordance with this paragraph.

(c) The Company shall provide an additional cash retention bonus in the amount of one hundred thousand dollars ($100,000), less applicable deductions or other setoffs, if Employee remains employed in Good Standing through July 1, 2022 (the “July Retention Bonus”). Notwithstanding the foregoing, the July Retention Bonus shall become fully vested upon the termination of Employee’s employment by the Company without Cause prior to July 1, 2022, provided that Employee remains employed in Good Standing through the date of such termination. In the event of any other termination of employment prior to July 1, 2022, Employee will forfeit the entire July Retention Bonus. The July Retention Bonus will be payable in a lump sum within ten (10) days following the date that vesting occurs in accordance with this paragraph.

(d) As soon as practicable following the date of this Agreement, the Company shall grant to Employee a long-term equity-based award in the form of time-based restricted stock units (“RSUs”) pursuant to the Hillenbrand, Inc. Amended and Restated Stock Incentive Plan (as may be further amended and/or restated from time to time, the “Stock Incentive Plan”) with a grant date fair value equal to one million four hundred thousand dollars ($1,400,000). Such RSUs shall vest (i) 50% on July 1, 2023; and (ii) 50% on July 1, 2024, subject to Employee’s continued employment with the Company in Good Standing through the applicable vesting date. In the event of any termination of Employee’s employment for any reason prior to any vesting date, any unvested RSUs shall be forfeited. Except as otherwise provided herein, the RSUs shall be subject to the terms and conditions of the Stock Incentive Plan and the Company’s form of time-based restricted stock unit award agreement for its executive officers, as modified for purposes of the RSUs subject to this Agreement, which shall govern the Parties’ rights with respect to such awards.

2.In consideration of the promises contained in this Agreement, and notwithstanding anything set forth in any other any other agreement, plan, program or policy maintained by the Company:

(a) Employee agrees to provide the Company with at least sixty (60) days’ advance written notice of any termination by Employee of her employment relationship with the Company.

(b) Without the Company’s prior written consent, Employee agrees not to sell, assign, convey, devise, gift (outright or in trust), pledge, encumber, hypothecate, mortgage, exchange, transfer or otherwise dispose of or alienate (or enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of) any shares of the Company’s common stock (whenever acquired) until the earlier to occur of (i) July 1, 2022, or

(ii) the effective date of any termination of Employee’s employment with the Company, subject in all cases to applicable law and Company policy. Notwithstanding the foregoing, nothing herein shall prohibit (i) a disposition of shares in accordance with Section 13 of the Stock Incentive Plan with respect to any tax withholding obligations incurred by Employee thereunder or (ii) a transfer of shares to any trust or entity created or formed by Employee solely for the benefit, directly or indirectly, of Employee or Employee’s family members for estate planning purposes.

(c) Employee acknowledges and agrees that no event has occurred on or prior to the date of this Agreement that constitutes an event of “Good Reason” as such term is defined in the Employment Agreement or any other agreement, plan, program or policy maintained by the Company.

3.Each of the promises and obligations set forth herein shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, assigns and successors in interest of each of the Parties. The Parties agree that each and every paragraph, sentence, clause, term and provision of this Agreement is severable and that, if any portion of this Agreement should be deemed not enforceable for any reason, such portion shall be stricken and the remaining portion or portions thereof should continue to be enforced to the fullest extent permitted by applicable law.

4.Employee represents and acknowledges that in signing this Agreement, Employee does not rely, and has not relied, upon any representation or statement made by the Company or by any of the Company’s employees, officers, agents, stockholders, directors or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

5.This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana without regard to any applicable state’s choice of law provisions.

6.This Agreement represents the entire agreement between the Parties concerning the subject matter hereof, shall supersede any and all prior agreements which may otherwise exist between them concerning the subject matter hereof, and shall not be altered, amended, modified or otherwise changed except by a writing executed by both Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have themselves signed, or caused a duly authorized agent thereof to sign, this Agreement on their behalf and thereby acknowledge their intent to be bound by its terms and conditions.

Kristina A. Cerniglia Hillenbrand, Inc.

Signed: /s/ Kristina A. Cerniglia Signed: /s/ Peter S. Dyke
Peter S. Dyke
Senior Vice President, Chief Human Resources Officer